UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2016, Immune Pharmaceuticals Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the holders of 78,497,800 shares of the voting stock of the Company were present in person or represented by proxy, which represents approximately 63% of the total shares of outstanding stock entitled to vote as of the record date of October 21, 2016.

The following actions were taken in the Annual Meeting:

(1)	The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
74,558,639	2,232,794	1,706,367	0

(2)	The increase in the amount of shares authorized under the Immune Pharmaceuticals Inc. 2015 Equity Incentive Plan from 5,000,000 shares to 15,000,000 shares was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
38,243,946	9,238,861	2,292,644	28,722,349

(3)	The following two Class III nominees were reelected to serve on the Company’s Board of Directors until the Company’s 2019 annual meeting of stockholders or until their respective successors have been elected and qualified:

Name of Director Nominees	Votes For	Votes Abstain	Broker Non-Vote
Daniel G. Teper	48,597,134	1,178,317	28,722,349
John Neczesny	35,953,441	13,822,010	28,722,349

(4)	The authorization of the filing of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a specific ratio, within a range of 1-for-2 and 1-for-25, to be determined by the Company’s Board of Directors in its sole discretion and effected, if at all, on or before December 15, 2017 was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
62,751,519	13,102,528	2,643,750	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: December 20, 2016	By:	/s/ Daniel G. Teper
	Name:	Daniel G. Teper
	Title:	Chief Executive Officer

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